STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                               FILED 09:00 AM 03/16/1994
                                                  944041824 - 2192400


                          CERTIFICATE OF AMENDMENT
                                      OF
                          CERTIFICATE OF INCORPORATION

HEAVENLY SLENDER SWEETS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of HEAVENLY SLENDER SWEETS,INC., resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the Board of Directors, pursuant to Section 6 of the corporation's By-Laws by solicitation of consent of the majority of the shares eligible to vote, for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 1", so that as amended, said Article shall be and read as follows:

The name of the Corporation shall be:

                       HEAVENLY SLENDER FOODS, INC.

SECOND: That pursuant to the resolution of its Board of Directors, by virtue of majority shareholder consent of said corporation, such Board of Directors Meeting was duly called and held, at which meeting the necessary number of shares as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOUTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF: said Board of Directors of HEAVENLY SLENDER FOODS, INC. has caused this certificate to be signed by:

DUNCAN MCGREGOR, its President, and BRIAN ST. CLAIR, its Secretary, this Second Day of March, 1994.

BY:/s/ Duncan McGregor
------------------------
Duncan McGregor, President

ATTEST:/s/ Brian St. Clair
--------------------------
Brian St. Clair, Secretary